Exhibit 99(b)


            TEXAS UTILITIES COMPANY                             NEWS RELEASE
            ------------------------------------------------------------------


            NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION
            IN OR INTO CANADA, AUSTRALIA OR JAPAN

                                                                 17 APRIL 1998

                                TEXAS UTILITIES COMPANY
                                -----------------------
                                       OFFER FOR
                                 THE ENERGY GROUP PLC

                                   MERGER CLEARANCE

            Texas Utilities welcomes today's announcement by the Secretary of State that the Texas Utilities Offer will not be referred to the Monopolies and Mergers Commission.

            Texas Utilities confidently expects that the only remaining regulatory consent required for the purposes of the Texas Utilities Offer, namely that required from FERC in relation to the Peabody Sale, will be received within the timetable currently governing the offer. All other specific regulatory approvals have now been obtained or waived by Texas Utilities or Lehman Merchant.

            The Texas Utilities Offer of 840 pence per Energy Group Share represents a premium of 20 pence per share to the Increased PacifiCorp Offer. Texas Utilities is also offering a limited share alternative with a value equal to 865 pence per Energy Group Share, determined as, and subject to the limitations, referred to in the offer document dated 10 March 1998. The Texas Utilities Offer has not been declared final and Texas Utilities has reserved the right to increase its offer in the event of a higher competing bid.

            Texas Utilities, through its wholly owned subsidiary TU Acquisitions, owns 21.96 per cent of The Energy Group's issued ordinary share capital.

            Holders of Energy Group Securities are strongly urged to accept the Texas Utilities Offer as soon as possible and, in any event, by no later than 10:00 p.m. (London time), 5:00 p.m. (New York City time) on 21 April 1998.

            Commenting, Erle Nye, Chairman and Chief Executive of Texas Utilities, said:

            "We are obviously delighted by today's announcement by the Secretary of State clearing our offer and are confident that the remaining consent will be forthcoming shortly. We have consistently delivered on our commitments to The Energy Group's Board and its shareholders, and our offer clearly represents superior value for Energy Group shareholders."


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            Enquiries:

            TEXAS UTILITIES COMPANY
            David Anderson (Investors)               Telephone +1-214-812 4641
            Joan Hunter (Press)                      Telephone +1-214-812 4071

            LEHMAN BROTHERS INTERNATIONAL          Telephone: +44-171-601 0011
            Richard Collier
            Anthony Fobel

            MERRILL LYNCH INTERNATIONAL            Telephone: +44-171-628 1000
            Justin Dowley
            Lewis Lee
            Martin Falkner

            MERRILL LYNCH CORPORATE BROKING        Telephone: +44-171-772 1000
            Mike Gibson
            Stephen Robinson

            FINANCIAL DYNAMICS                     Telephone: +44-171-831 3113
            Nick Miles
            Andrew Dowler


            The definitions set out in the offer document dated 10 March 1998 apply in this announcement. The Texas Utilities Offer is not being made, directly or indirectly, in or into Canada, Australia or Japan. Accordingly, copies of this announcement are not being, and must not be, mailed or otherwise distributed or sent in or into Canada, Australia or Japan.

            The Directors of TU Acquisitions accept responsibility for the information contained in this announcement, and, to the best of their knowledge and belief (having taken all reasonable care to ensure that such is the case), the information contained in this announcement is in accordance with the facts and does not omit anything likely to affect the import of such information.

            Lehman Brothers and Merrill Lynch, which are regulated in the United Kingdom by The Securities and Futures Authority Limited, are acting for Texas Utilities and TU Acquisitions and no one else in connection with the Texas Utilities Offer and will not be responsible to anyone other than Texas Utilities and TU Acquisitions for providing the protections afforded to their respective customers or for providing advice in relation to the Texas Utilities Offer or any other matter referred to herein. Lehman Brothers and Merrill Lynch are acting through Lehman Brothers Inc. and Merrill Lynch & Co., respectively, for the purposes of making the Texas Utilities Offer in the United States.

            END